EXHIBIT 10.5
                             Promissory Note

$4282.74                                                  December 31, 2003
                                                          Newport Beach, CA


     On Demand for value received the undersigned promises to pay in lawful money of the United States of America to the order of Procyon Corporation, nominee or assignee, the sum of Four Thousand Two Hundred Eighty-Two Dollars and Seventy-Four Cents ($4282.74), with interest from December 31, 2003 until paid at the rate of ten percent (10%) per annum.

     Should interest not be paid, it shall thereafter bear interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the principal at the maximum rate permitted by law. The undersigned hereby waives presentment of payment, protest, notice of protest, notice of nonpayment, and diligence in bringing suit, and further agrees, in case suit is instituted, to collect this Promissory Note or any portion thereof, to pay such additional sum for attorneys' fees as the Court may adjudge reasonable in such suit.

                              Cygni Investments, Inc.

                              By:  /s/ Carl Suter
                                   Carl Suter, President